                                                                    EXHIBIT 32.2

                     CERTIFICATE OF CHIEF FINANCIAL OFFICER

      This Certificate is being delivered pursuant to the requirements of
Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code and shall not be relied on by any person for any other purpose.

      The undersigned, who is the Chief Financial Officer of S1 Corporation (the "Company"), hereby certifies as follows:

      To the knowledge of the undersigned, the Quarterly Report on Form 10-Q of the Company (the "Report"), which accompanies this Certificate, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

      Dated this 9th day of August 2004.

                                           /s/ MATTHEW HALE
                                           -------------------------------------
                                           Matthew Hale, Chief Financial Officer